As filed with the Securities and Exchange Commission on June 30, 2000.
                                                   Registration No. 333 -
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                               HS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                         ------------------------------



              DELAWARE                                 94-3036864
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)


                               ONE MARITIME PLAZA
                                   15TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 433-5795
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

                              (Full title of plan)
                               ------------------


     JAMES M. PICCONE, ESQ.                             WITH A COPY TO:
         GENERAL COUNSEL                            RONALD R. LEVINE, ESQ.
    1999 BROADWAY, SUITE 3600                     DAVIS, GRAHAM & STUBBS LLP
     DENVER, COLORADO 80202                       370 17TH STREET, SUITE 4700
         (303) 296-3600                             DENVER, COLORADO  80202

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
    Title of each class of                               Proposed maximum     Proposed maximum
 securities to be registered                            offering price per   aggregate offering        Amount of
                                 Amount to be registered     share(1)             price(1)          registration fee
---------------------------------------------------------------------------------------------------------------------
                                                                                                   <C
Common Stock ($.001 par value)(2)    1,250,000           $30.21875           $37,773,437.50          $9,972.1875
=====================================================================================================================

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on July 10, 2000, as quoted on The New York Stock Exchange.

(2) Each share of Common Stock includes and is traded with one Series A Junior Preferred Stock Purchase Right which becomes exercisable only in the event, subject to certain exceptions, an acquiring party accumulates 15% of more of the Registrant's voting stock, or if a third party announces an offer to acquire 30% or more of the Registrant's voting stock.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December31, 1999, filed with the Commission on March 24, 2000.

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 11, 2000.

      (c) The Registrant's Current Report on Form 8-K as filed with the Commission on February 18, 2000.

      (d) The Registrant's Current Report on Form 8-K as filed with the Commission on May 25, 2000.

      (e) The description of Registrant's Common Stock contained in the Registrant's Form 10, File No. 000-18886, as filed with the Commission on October 26, 1990.

      (f) The description of the Registrant's Series A Junior Preferred Stock Purchase Rights contained in the Registrant's Form 8-A, File No. 1-13152, as filed with the Commission on March 11, 1996 and amended on March 14, 1996.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    DESCRIPTION OF SECURITIES.

      Not applicable.

5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director officer, employee or agent in connection with the threatened, pending or completed actions, suits and proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

      Article 12 of the Registrant's Amended and Restated Certificate of Incorporation and Article IV, Section 2, of the Registrant's Third Amended and Restated Bylaws provide that the Registrant may indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

      The Registrant currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities that may be incurred by such persons acting in such capacities.

      Pursuant to indemnification agreements, the Registrant has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of the Registrant, provided that indemnification is not prohibited in whole or in part under applicable law.

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

      4.1   HS Resources, Inc. 2000 Performance and Equity Incentive Plan.

      5.1   Opinion and Consent of Davis, Graham & Stubbs LLP.

      23.1  Consent of Counsel.  See Exhibit 5.1.

      23.2  Consent of Arthur Andersen LLP.

      23.3  Consent of Williamson Petroleum Consultants, Inc.

      23.4  Consent of Netherland, Sewell and Associates, Inc.

      25.1  Power of Attorney.  Included on signature page.


9.    UNDERTAKINGS

      A.    The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of July, 2000.

                                       HS RESOURCES, INC.



                                       By: /s/ Nicholas J. Sutton
                                          -------------------------------------
                                          Nicholas J. Sutton
                                          Chairman of the Board and Chief
                                          Executive Officer



                             POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Nicholas J. Sutton, P. Michael Highum, James E. Duffy and James M. Piccone, or any of them, with full power to act alone as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                       TITLE                     DATE


/s/ Nicholas J. Sutton
------------------------
Nicholas J. Sutton       Chairman of  the Board and Chief   July 5, 2000
                         Executive Officer (Principal
                         Executive Officer)

/s/ P. Michael Highum
------------------------
P. Michael Highum         President and Director            June 30, 2000


/s/ James E. Duffy
------------------------
James E. Duffy           Chief Financial Officer and        July 5, 2000
                         Director (Principal Financial
                         Officer)


/s/ Annette M. Montoya
------------------------
Annette M. Montoya       Vice President-Accounting and      July 5, 2000
                         Controller (Principal Accounting
                         Officer)

/s/ Barry Reder
------------------------
Barry Reder              Director                           June 29, 2000


/s/ Robert G. Vanneman
------------------------
Robert G. Vanneman       Director                           June 28, 2000

                                  EXHIBIT INDEX

Exhibit                                                           Sequential
  No.                      Description                            Page No.


4.1         HS Resources, Inc. 2000 Performance and Equity Incentive Plan.

5.1         Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1        Consent of Counsel.  See Exhibit 5.1.

23.2        Consent of Arthur Andersen LLP.

23.3        Consent of Williamson Petroleum Consultants, Inc.

23.4        Consent of Netherland, Sewell and Associations, Inc.

25.1        Power of Attorney.  Included on Signature Page.